Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation
Avon Products, Inc.	United States
Natura Cosméticos S.A.	Brazil
Natura &Co International S.à r.l.	Luxembourg
Natura &Co UK Holdings Plc.	England and Wales
Natura &Co Luxembourg Holdings S.à r.l.	Luxembourg
Avon Aliada LLC	Delaware
Avon Products Pty. Limited - Australia	Australia
Avon Cosmetics Manufactoring S.A. de R.L de C.V. (Mexico)	Mexico
Avonova, S.A. de R.L. de C.V. Mex	Mexico
Natura (Shanghai) Investment Co., Ltd	Shanghai
The Body Shop (Shanghai) Commercial and Trading Co., Ltd.	China
Fable Investments S.à r.l.	Luxembourg
Maude Group Inc	Delaware
Perfumer H	United Kingdom
Loli Beauty PBC	Delaware
Stratia LLC	Delaware
Indústria e Comércio de Cosméticos Natura Ltda.	Brazil
Natura Logística e Serviços Ltda.	Brazil
Natura &Co Industrial Ltda.	Brazil
Natura Comercial Ltda.	Brazil
Natura Biosphera Franqueadora Ltda.	Brazil
Natura Cosméticos S.A. – Chile	Chile
COSMETICOS AVON S.A. (Chile)	Chile
Natura Cosméticos S.A. – Peru	Peru
Natura Cosméticos S.A. – Argentina	Argentina
Natura Retail SAU	Argentina
Natura Cosméticos de México	Mexico
Natura Cosmeticos Y Servicios de Mexico, S.A de C.V.	Mexico
Natura Distribuidora de Mexico S.A de C.V.	Mexico
Cimarrones S.A. de C.V.	Mexico
Natura Cosméticos Ltda. – Colombia	Colombia
Avon Colombia S.A.S.	Colombia
Natura Cosméticos C.A Venezuela	Venezuela
Natura Cosmetics Asia Pacific Pte. Ltd.	Singapore
Ola Beleza Sdn. Bhd.	Malaysia
The Body Shop Brasil Indústria e Comércio de Cosméticos	Brazil
The Body Shop Brasil Franquias Ltda.—Brasil	Brazil
Natura Europa SAS	France
Natura Brasil, Inc. – EUA (Delaware)	Delaware
Natura International Inc. (NY, USA)	United States

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Natura &Co Pay Holding Financeira S.A.	Brazil
Natura &Co Pay Serviços Financeiros e Tecnologia em Pagamentos Eletrônicos Ltda.	Brazil
Natura &Co Pay Sociedade de Credito Direto S.A.	Brazil
Mango Material Inc.	Delaware
Avon Industrial Ltda (Brazil)	Brazil
Singu Serviços de Beleza e Tecnologia S.A.	Brazil
Carry T Holdings Inc.	Delaware
The Body Shop Chile—Chile	Chile
Avon Cosmetics International Holdings B.V.	Netherlands
Avon Justine (PTY) Ltd	South Africa
AVON COSMETICS, INC.	Philippines
Avon Justine Lesotho (Pty) Ltd	Lesotho
Avon Justine Swaziland (Pty) Ltd	South Africa
Avon Beauty & Cosmetics Research and Development (Shanghai) Ltd.	China
Avon Pacific, Inc.	Delaware
Manila Manufacturing Company	Delaware
Surrey Leasing, Ltd	Delaware
Mirabella Realty Corporation	Philippines
Surrey Products, Inc.	New York
California Perfume Company, Inc.	New York
MI Holdings, Inc.	Missouri
Avon International Operations, Inc.	Delaware
Avon Cosmetics Limited (New Zealand)	New Zealand
Avon Beauty Products India Pvt Ltd	India
Arlington Limited	Bermuda
Beautifont Products, Inc	Philippines
Avon Cosmetics Limited	England and Wales
Avon Cosmetics BIH DOO (Sarajevo)	Bosnia & Herzegovina
Productos para la mujer AP. Ltda	Bolivia
Productos Avon de Nicaragua SA	Nicaragua
Stratford Insurance Company, Ltd.	Bermuda
Productos Avon, SA (Honduras)	Honduras
Viva Panama Holdings LLC	Delaware
Viva Panama S. de R. L.	Panama
Avon Holdings LLC.	Delaware
Avon International Holdings Company	Cayman Islands
Avon Overseas Capital Corporation	New York
Avon NA Holdings LLC	Delaware
Avon NA IP LLC (US)	Delaware
Avon Cosmetics (FEBO) Ltd.	Hong Kong
Singapore Branch	Singapore
Avon Cosmetics (Taiwan) LTD.	Taiwan
AIO Asia Holdings, Inc.	Delaware
Avon AIO Sdn Bhd	Brunei Darussalam

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Avon Holdings Ltd. (Bermuda)	Bermuda
Avon International (Bermuda) Ltd	Bermuda
Avon Cosmetics (Malaysia) Sdn Bhd	Malaysia
Avon Cosmetics (Greece) MEPE	Greece
Avon Cosmetics Bulgaria Eood	Bulgaria
LLP Avon Cosmetics	Kazakhstan
Avon Cosmetics Ukraine	Ukraine
Avon Cosmetics (Moldova) S.R.L.	Moldova
Avon Cosmetics Albania Sh.p.k.	Albania
Avon Beauty Products S.A.R.L.	Morocco
Avon Export Limitada (Guatemala)	Guatemala
Productos Avon S.A. (Panama)	Panama
Avon Egypt Holdings I	Cayman Islands
Avon Egypt Holdings II	Cayman Islands
Avon Egypt Holdings III	Cayman Islands
Avon Cosmetics Egypt, S.A.E.	Egypt
Viva Cosmetics Holding GmbH	Switzerland
Viva Netherlands Holdings B.V.	Netherlands
Beauty Products Holding S.L.	Spain
Beauty Products Latin America Holdings S.L.	Spain
Swiss Finance	Switzerland
Cosmeticos Avon de Uruguay S.A.	Uruguay
Cosmeticos Avon S.A.C.I. (Argentina)	Argentina
N&CO Ecuador S.A.S.	Ecuador
Avon Asia Holdings Company	Mauritius
Avon Colombia Holdings I	Cayman Islands
Avon Colombia Holdings II	Cayman Islands
Avon Cosmetics LLC	Kyrgyzstan
Avon Beauty Limited	England and Wales
Avon Products (China) Co. Ltd.	China
Avon Healthcare Products Manufacturing (Guangzhou) Limited	China
Avon Cosmetics SRL a Socio Unico	Italy
Avon Cosmetics SIA	Latvia
Avon Cosmetics UAB	Lithuania
AVON KOZMETIKA D.O.O. Zagreb	Croatia
Avon Cosmetics spol. s r.o.	Slovakia
Avon Cosmetics GmbH	Germany
Avon Eesti OU	Estonia
Avon Global Business Services Sp. z o.o.	Poland
Avon Cosmetics DOOEL – Skopje	Macedonia
Avon Cosmetics Finland OY	Finland
Avon Cosmeticos, LDA (Portugal)	Portugal
Avon Kozmetika podjetje za kozmetiko in trgovino d.o.o., Ljubljana	Slovenia
Avon Cosmetics, spol. s r.o.	Czech Republic
Avon Cosmetics SCG d.o.o. Beograd	Serbia
Avon Cosmetics Montenegro d.o.o Podgorica	Montenegro
Avon Cosmetics (Romania) SRL	Romania
Avon Cosmetics Georgia LLC	Kyrgyzstan

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Avon Netherlands Holdings B.V.	Netherlands
Avon Netherlands Holdings II BV	Netherlands
NF Cosmetics LLC	Russian Federation
Avon Cosmetics Polska Spolka z.o.o.	Poland
Avon Distribution Polska Sp. Z.o.o (Poland)	Poland
Avon Operations Polska sp. z o.o. (Poland)	Poland
Avon Beauty Products Company, LLC (ABPC) (Russia)	Russian Federation
Avon Holdings Vagyonkezelo Kft (Hungary)	Hungary
Avon Cosmetics Hungary Kozmetikai Cikk Kereskedelmi Kft.	Hungary
Avon Kozmetik Urunleri Sanayi ve Ticaret Anonim Sirketi	Turkey
Avon European Financial Services Limited.	England and Wales
Silpada Designs LLC	Delaware
Avon (Windsor) Limited	Delaware
Avon Cosmetics DE, Inc.	Delaware
Avon-Lomalinda, Inc.	Delaware
Retirement Inns of America, Inc.	Delaware
Avon Component Manufacturing, Inc.	Delaware
Avon Cosmetics S.A.U (Spain)	Spain
Avon Americas, Ltd.	New York
Productos Avon S.A. (Dominican Republic)	Dominican Republic
Productos Avon SA El Salvador	El Salvador
Productos Avon de Guatemala	Guatemala
Namibia Branch	Namibia
Avon Capital Corporation	Delaware
Avon International Capital Company	Cayman Islands
Avon Products Mfg., Inc. (Philippines)	Philippines
AIH Holdings Company	Cayman Islands
Avon CV Holdings Company	Cayman Islands
Fable French Branch	France

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